UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 24, 2016

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58078	(701) 281-0468
(Address of principal executive	(Registrant’s telephone number)
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 24, 2016 during which its members elected directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the Southwest district, the members located in that district re-elected Brett Johnson as a director.  He received 17 of the 17 votes cast.  His new three-year term begins on March 24, 2016 and expires in March 2019.  Chris Johnson and Bruce Speich will continue as directors for the Southwest district.

From the Northeast district, the members located in that district re-elected Matt Hasbargen as a director.  He received 18 of the 18 votes cast.  His new three-year term begins on March 24, 2016 and expires in March 2019.  Shaun Beauclair and Gary Jirak will continue as directors for the Northeast district.

From the Northwest district, the members located in that district re-elected Nicolas Pyle as a director.  He received 16 of the 16 votes cast.  His new three-year term begins on March 24, 2016 and expires in March 2019.  Glenn Johnson and Leslie Nesvig will continue as directors for the Northwest district.

From the Southeast district, the members located in that district elected Byron Koehl as a director.  He received 12 of the 12 votes cast.  His new three-year term begins on March 24, 2016 and expires in March 2019.  Larry Vipond and Bernard DeCock will continue as directors for the Southeast district.

From the East Central district, the members located in that district elected David Benedict as a director.  He received 20 of the 20 votes cast.  His new three-year term begins on March 24, 2016 and expires in March 2019. Scott Jetvig and Mark Harless will continue as directors for the East Central district.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 24, 2016	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer